Exhibit 99.(d)(2)(S)

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 29th day of December, 2023, by and among American Beacon Funds, a Massachusetts Business Trust (“Trust”), American Beacon Advisors, Inc., a Delaware Corporation (the “Manager”), and abrdn Investments Limited, a Scottish company (the “Adviser”);

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), consisting of several series funds of shares, each having its own investment policies; and

WHEREAS, the Trust has retained the Manager to provide the Trust with business and asset management services, subject to the control of the Board of Trustees (the “Board”); and

WHEREAS, the Trust’s agreement with the Manager permits the Manager to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and is authorized and regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”);

WHEREAS, the Manager and the Trust desire to retain the Adviser to render investment management services to the Trust with respect to certain of its funds and such other funds as the Trust and the Adviser may agree upon and so specify in the Schedule(s) attached hereto (collectively the “Funds”) and as described in the Trust’s registration statement on Form N-1A as amended from time to time, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.	(a) Duties of the Adviser. The Manager and the Trust appoint the Adviser to manage the investment and reinvestment of such portion, if any, of the Funds’ assets as is designated by the Manager from time to time, and, with respect to such assets, to continuously review, and administer the investment program of the Funds, to determine in the Adviser’s discretion the securities to be purchased or sold, to provide the Manager and the Trust with records concerning the Adviser’s activities which the Trust is required to maintain, and to render regular reports to the Manager and to the Trust’s officers and Trustees concerning the Adviser’s discharge of the foregoing responsibilities. For the purposes of the rules and guidance contained in the Handbook issued by the FCA (the “FCA Rules”) and based on information obtained in respect of the Manager, the Adviser has categorized the Manager as a professional client in relation to the services provided under this Agreement. The Adviser shall discharge the foregoing responsibilities (1) in conformity with all applicable securities law, including but not limited to the Investment Company Act, the Advisers Act, the Commodity Exchange Act, the Securities Act of 1933 (“Securities Act”), and the Securities Exchange Act of 1934 (“Exchange Act”), (2) subject to the Manager’s oversight and
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the control of the officers and the Trustees of the Trust and in compliance with such policies as the Board may from time to time establish, (3) in compliance with the objectives, policies, and limitations for each such Fund set forth in the Trust’s current registration statement as amended from time to time and applicable laws and regulations, and (4) in compliance with such other investment guidelines or restrictions established from time to time by the Manager or the Trust which shall be communicated in writing by the Manager to Adviser in advance. The Adviser accepts such appointment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. (With respect to any of the Fund assets allocated for management by the Adviser, the Manager will make the investment decisions with respect to that portion of assets which the Adviser deems should be invested in short-term money market instruments. The Manager agrees to provide this service.) The Manager will instruct the Trust’s custodian(s) to hold and/or transfer the Funds’ assets in accordance with Proper Instructions received from the Adviser. (For this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodian(s), but generally refers to a writing by the representatives of the Adviser who have been authorized by the Trust’s Board from time to time to provide instructions to the Trust’s custodian. For the purpose of clarification, “Proper Instructions” can be instructions in any format, including without limitation, electronic instructions that are agreed upon by the Adviser and the Trust’s custodian.)

The Adviser is authorized on behalf of the Funds, and consistent with the investment discretion delegated to the Adviser herein, to enter into foreign exchange transactions and enter into agreements and execute any documents including without limitation, futures and options transactions, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, and other investment related agreements required to meet the obligations of the Trust with respect to any investments made for the Funds. Such documentation includes but may not be limited to any market and/or industry standard documentation and the standard representations contained therein. Adviser is authorized on behalf of Manager to make all elections required in such agreements, instruments and documentation and make and receive all related notices from brokers or other counterparties. Manager also authorizes Adviser as agent and attorney-in-fact to make transactions in futures contracts and options on futures contracts on margin, for the Fund, and authorizes each broker with whom Adviser makes such transactions to follow its instructions with respect to such transactions. Subject to the above, the Adviser may effect transactions in derivatives in such a manner and on such trading venues as the Adviser considers appropriate, including electing that any cleared over-the-counter derivative transaction be treated as a “block trade.” 1 Manager understands and agrees that Adviser will (i) determine that such transactions are permitted before instructing a broker to enter into such transactions and that any broker receiving an order for any such transaction will have no independent obligation to ensure that the transactions are consistent with the Trust’s

1    As block trade is described in CFTC Regulation 43.6(i)(2)

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registration statement or the Fund’s investment guidelines; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, provided, however, that (a) the Adviser shall be responsible for ensuring that any such representations are consistent with the relevant Fund’s investment policies and other governing documents; (b) the Adviser shall be responsible for providing all notifications and delivering all documents required to be provided or delivered by a Fund under such documentation; and (c) the Adviser shall immediately notify the Manager of any event of default, potential event of default or termination event affecting a Fund under such documentation. Adviser is also authorized, on a continuing basis, to maintain information (including confidential information) relating to the Fund, and all such constituent and other documentation as may be required by rule or regulation in connection with the Adviser’s use of derivatives and/or in order to effect, clear or otherwise manage transactions in derivatives for the Fund. Where applicable, all transactions in derivatives shall be effected in accordance with the rules and regulations (if any) of the relevant trading venue and the Adviser may take all such steps as the Adviser considers reasonable or as may be required or permitted by such rules and regulations and/or by appropriate market practice.

The Adviser further shall have the authority to instruct the custodian to: (i) pay cash for securities and other property delivered for the Fund, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Fund; (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Funds with respect to any investments made pursuant to the Trust’s registration statement, provided, however, that unless otherwise approved by the Manager, any such deposit of margin or collateral shall be effected by transfer or segregation within an account maintained for the Funds by its custodian subject to a control agreement, acceptable in form and substance to the Manager, pursuant to which such custodian agrees and accepts entitlement, orders or instructions from the secured party with respect to such margin or collateral. The Adviser shall not have the authority to cause the Manager or the Trust to deliver securities or other property, or pay cash to the Adviser other than payment of the management fee provided for in this Agreement. The Adviser will not be responsible for the cost of securities or brokerage commissions or any other Trust expenses except as specified in this Agreement.

(b) Valuation. In accordance with procedures and methods established by the Board, which may be amended from time to time, upon request of the Manager, the Adviser will provide assistance to the Manager in determining the fair value of all securities and other investments owned in the portion of the Fund managed by the Adviser, and use reasonable efforts to arrange for the provision of valuation information or prices from parties independent of the Adviser with respect to the securities or other investments owned by the Funds for which market prices are not readily available. The Adviser will monitor the securities and other investments owned by the Funds and provide information about significant events that could affect the value of securities and other investments in the portion of the Fund managed by the Adviser and notify the Manager

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when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities. The Adviser will maintain adequate records with respect to securities valuation information provided hereunder, and shall provide such information to the Manager upon request.

(c) Compliance and Other Matters. The Adviser, at its expense, shall provide the Manager with such compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time. The Adviser also shall:

(i)	continue to be a duly formed legal entity, validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;
(ii)	be registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Advisers Act, and be registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have an adverse effect on the Adviser, Manager or Trust. The Adviser shall maintain such registration or license in effect and in good standing at all times during the term of this Agreement;
(iii)	maintain any necessary registrations, licenses, or exemptions, to the extent required, with the U.S. Commodity Futures Trading Commission (“CFTC”) and/or National Futures Association;
(iv)	at all times provide its best judgment and effort to the Manager and the Trust in carrying out its obligations hereunder;
(v)	use the same care and skill in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;
(vi)	(i) cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, custodian, transfer agent and pricing agents and all other agents and representatives of the Funds, the Trust and the Manager; (ii) keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Funds, the Trust and the Manager; (iii) provide prompt responses to reasonable requests made by such persons; and (iv) maintain any appropriate interfaces with each so as to promote the efficient exchange of information. Without limitation of the foregoing, the Adviser shall comply with all statutory and regulatory requirements relating to derivatives transactions entered into by the Adviser for or on behalf of the Trust or any of its Funds, including without limitation, compliance with all recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the CFTC and comparable rules of the SEC (collectively, the “Derivatives Recordkeeping and Reporting Rules”);
(vii)	maintain a written Code of Ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and provide the Manager with a current copy of the Code of Ethics. The Adviser shall periodically certify to the Manager that the Adviser has complied with the requirements of Rule 17j-1 and that there have been no violations of the Code of Ethics or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Manager, the Adviser shall permit representatives of the Manager to examine the reports (or summaries of the reports) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics;
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(viii)	assist the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the Investment Company Act. Specifically, the Adviser represents that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, as amended, and shall provide the CCO with reasonable access to information regarding the Adviser’s compliance program, which access shall include on-site visits with the Adviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Adviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Adviser’s compliance program;
(ix)	comply with the Trusts’ policy on selective disclosure of portfolio holdings of the Funds as described in the Trusts’ current registration statement, and upon request from the Manager, provide a certification to the Manager with respect to compliance with the Funds’ selective disclosure policy;
(x)	treat confidentially and as proprietary all records and other information relating to the Funds, and not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Manager or when so requested by the Manager or required by law or regulation;
(xi)	promptly notify the Manager of any change or, where possible, impending change of a portfolio manager, as disclosed in the Fund’s registration statement, portfolio management strategy or any other material matter that may require disclosure to the Board and/or shareholders of the Funds;
(xii)	provide the Manager with a current and complete copy of the Adviser’s Form ADV, and any supplements or amendments thereto;
(xiii)	provide the Manager with a current list of persons the Adviser wishes to have authorized to give instructions to the Trust’s custodian regarding assets of the Funds;
(xiv)	be responsible for the filing of Schedule 13D/13G and Form 13F, and any non-U.S. securities filing equivalents of these filings, on behalf of the Trust reflecting holdings over which the Adviser and its affiliates have investment and/or voting discretion;
(xv)	provide reasonable assistance to the Manager, the Trust or its agent in processing class action paperwork, for any security held within the Funds managed by the Adviser;
(xvi)	not permit any employee of the Adviser to have any material connection with the handling of the Funds if such employee has been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction or regulatory authority, from acting as an investment adviser or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security;
(xvii)	regularly report to the Manager on the investment program for the Funds and the issuers and securities represented in the Funds, and furnish the Manager, with respect to the Funds, such periodic and special reports as the Manager may reasonably request, including, but not limited to, reports concerning transactions and performance of each Fund, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act, Section 28(e) of the
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Exchange Act, compliance with investment guidelines and restrictions, trade errors, liquidity determinations, and compliance with the Adviser’s Code of Ethics, and such other procedures or requirements that the Manager may reasonably request from time to time;

(xviii)	promptly review the Trust’s prospectus and statement of additional information applicable to the Funds, and any amendments or supplements thereto, which relate to the Adviser or the Funds and confirm that, with respect to the disclosure respecting or relating to the Adviser, including any performance information the Adviser provides that is included in or serves as the basis for information included in the prospectus or statement of additional information, such prospectus or statement of additional information contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Adviser further agrees to notify the Manager immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Adviser contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Fund, the Adviser represents and agrees that the description in the Trust’s prospectus and statement of additional information regarding investment objectives and strategies is consistent with the manner in which the Adviser intends to manage the Funds, and the description of risks is consistent with risks known to the Adviser that arise in connection with the manner in which the Adviser intends to manage the Funds. The Adviser further agrees to notify the Manager immediately in the event that the Adviser becomes aware that the prospectus or statement of additional information for a Fund is inconsistent in any material respect with the manner in which the Adviser is managing the Fund, and in the event that the principal risks description is inconsistent in any material respect with the risks known to the Adviser that arise in connection with the manner in which the Adviser is managing the Fund. In addition, the Adviser agrees to comply with the Manager’s reasonable request for information regarding the personnel of the Adviser who are responsible for the day-to-day management of the Trust’s assets as may be required to be disclosed in the prospectus or statement of additional information;
(xix)	upon request, provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust; and
(xx)	provide the Manager with such other compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be required, reasonably necessary, or requested.

2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Adviser or any of its affiliates) that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain best execution as described in the Trust’s current

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registration statement as amended from time to time. Subject to the primary consideration of seeking best execution and as discussed herein, securities may be bought or sold through broker-dealers who have furnished statistical, research, corporate access, and other information or services to the Adviser in consideration for payment directly from the Adviser. The Adviser pays for its research directly and does not use Fund dealing commissions under Section 28(e) of the Exchange Act for such research. The Adviser will promptly communicate to the Manager and to the officers and the Board such information relating to portfolio transactions as they may reasonably request. The Adviser shall not, without the prior approval of the Manager, effect any transactions which would cause the portion of the Fund’s assets designated to the Adviser to be out of compliance with any restrictions or policies of the Fund established by the Manager or set forth in the Fund’s registration statement. The Adviser shall not consult with any other investment sub-adviser of the Fund concerning transactions for the Fund in securities or other assets.

3. Exercise of Rights. The Adviser, unless and until otherwise directed by the Manager, will exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies, converting, tendering, and exchanging or redeeming securities.

The Adviser shall receive and exercise the rights of security holders in the best interest of Fund shareholders and in accordance with the Adviser’s then current policies and procedures, including proxy voting policy and procedures, a copy of which has been provided to the Manager.

The Adviser shall report to the Manager in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX), including a record of all proxies not voted and/or voted inconsistently with Adviser’s proxy voting guidelines. The Adviser shall certify at least annually, or more often as may reasonably be requested by the Manager, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations.

The Manager reserves the right to exercise voting rights on any assets held in the Funds on an individual security or ongoing basis and will, to the extent practicable, provide notice to the Adviser prior to a vote if it plans to exercise that right.

4. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1, 2, and 3 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in Schedule(s) attached hereto and made a part of this Agreement. Such compensation shall be accrued daily and paid to the Adviser monthly in arrears, and the Trust shall calculate the fee by applying the annual percentage rate(s) as specified in the attached Schedule(s) to the average daily net assets of the specified Funds based on the Fund’s official records during the relevant month. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s). The Fund is solely responsible for the payment of fees to the Adviser.

The Adviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Adviser’s services under this Agreement, including but not limited to salaries, benefits, overhead, travel, and preparation of reports. Upon request by the Manager, Adviser agrees to reimburse the Manager for costs associated with certain supplements to the Fund’s disclosure documents (“Supplements”). Such Supplements are those generated due

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to changes by Adviser requiring prompt disclosure in the Trust’s prospectus, statement of additional information, and/or information statement and for which, at the time of notification by Adviser to Manager of such changes, the Trust is not already generating a supplement for other purposes or for which the Manager may not be able to reasonably add such changes to a pending supplement. Such changes by Adviser include, but are not limited to, changes to its structure, to key investment personnel, to investment style or management. Adviser shall reimburse the Manager or the Trust, as applicable, for all of the costs associated with generating such Supplements, and/or any required Board and/or proxy expenses related to approving a change in control of the Adviser. Reimbursable costs may include, but are not limited to, costs of preparation, filing, printing, postage, and/or distribution of such Supplements to all existing Fund shareholders.

5. Other Services. At the request of the Trust or the Manager, the Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Trust or the Manager at a price to be agreed upon by the Adviser and the Trust or the Manager.

6. Reports. The Manager (on behalf of the Trust) and the Adviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Trust in any way or otherwise be deemed an agent to the Manager or the Trust.

8. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act or the Derivatives Recordkeeping and Reporting Rules that are prepared or maintained by the Adviser on behalf of the Manager or the Trust are the property of the Manager or the Trust and will be surrendered promptly to the Manager or Trust on request, provided that the Adviser shall be entitled to retain a copy of such records if it is legally required to do so.

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of and to the extent of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser. The indemnification in this Section shall survive the termination of this Agreement.

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10. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested persons of the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested persons of the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust’s registration statement as required by law.

11. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its execution as to each Fund and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Manager upon not less than (30) thirty days nor more than (60) sixty days prior notice to the Adviser, by vote of a majority of the Board of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than (30) thirty days nor more than (60) sixty days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on sixty (60) days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

A notice period provided in this Section may be waived by the party required to be notified, in their absolute discretion.

As used in this Section 11, the terms “assignment”, “interested persons”, and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC under said Act.

12. Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court of competent jurisdiction, statute, rule or otherwise, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be valid and enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision had never been included.

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13. Amendments. This Agreement may be amended by mutual written consent, subject to approval by the Board and the Fund’s shareholders to the extent required by the Investment Company Act, subject to such exemptions as may be granted by the SEC under said Act.

14. Miscellaneous.

(a) Governing Law and Venue. This Agreement shall be governed by the laws of Texas without giving effect to any conflict of laws provisions thereof.

(b) Use of Name. Adviser authorizes Manager’s use of the Adviser’s service marks and/or trademarks in connection with the marketing of the Fund(s), including but not limited to, the Fund(s)’ registration statements and fact sheets. In addition, the Manager acknowledges and agrees that it has no rights in or to the Adviser’s name beyond the limited use rights granted herein.

(c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(d) No Implied Waiver. Either party’s failure to insist in any one or more instances upon strict performance by the other party of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

(e) Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes any and all prior or contemporaneous understandings and agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

(f) Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

(g) Notices. Any notices required to be given hereunder may be delivered by hand, email, facsimile, deposited with a nationally recognized overnight carrier, or mailed by certified mail, return receipt requested, postage prepaid, in each case, to the address of the other party listed below (or such other address as may be furnished by a party in accordance with this paragraph). All such notices or communications shall be deemed to have been given and received (a) in the case of personal delivery, email or facsimile, on the date of such delivery, (b) in the case of delivery by a nationally recognized overnight carrier, the earlier of (i) the date of receipt or (ii) the third business day following dispatch and (c) in the case of mailing, on the seventh business day following such mailing. All such notices shall be delivered to:

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A.	If to the Manager:

American Beacon Advisors, Inc.

200 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Attention: Chief Investment Officer

with a copy to General Counsel at the same address or to rim.legal@ambeacon.com.

Facsimile: 817-391-6131

B.	If to the Adviser:

abrdn Investments Limited

1 George Street

Edinburgh

EH2 2LL

Attn: Legal

Email: LegalClientTeam@aberdeen-asset.com

15. Trust and Shareholder Liability. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Fund, the obligations hereunder shall be limited to the respective assets of that Fund. The Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Board or any individual Trustee of the Trust.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

abrdn Investments Limited		American Beacon Advisors, Inc.

By:	/s/ William Drummond	By:	/s/ Paul B. Cavazos
Name:	William Drummond		Paul B. Cavazos
Title:	Authorised Signatory		Senior Vice President

American Beacon Funds

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President
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Schedule A

To the

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

abrdn Investments Limited

The American Beacon Developing World Income Fund (“the Fund”), a series of American Beacon Funds (the “Trust”) shall pay abrdn Investments Limited (“Adviser”) pursuant to Section 4 of the Investment Advisory Agreement among the Trust, American Beacon Advisors, Inc. and the Adviser for rendering investment management services with respect to the Fund the following fee for all Fund assets under Adviser’s management.

The American Beacon Developing World Income Fund (“the Fund”), a series of American Beacon Funds (the “Trust”) shall pay compensation to abrdn Investments Limited (“Adviser”) in the amount of [ ] of 1% ([ ] basis points) for all Fund assets under Adviser’s management based on the Fund’s official records pursuant to Section 4 of the Investment Advisory Agreement among the Trust, American Beacon Advisors, Inc., and the Adviser for rendering investment management services with respect to the Fund.

If the management of the Fund commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar month during which the Agreement was in force.

Dated: as of December 29, 2023

abrdn Investments Limited		American Beacon Advisors, Inc.

By:	/s/ William Drummond	By:	/s/ Paul B. Cavazos
Name:	William Drummond		Paul B. Cavazos
Title:	Authorised Signatory		Senior Vice President

American Beacon Funds

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President
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